UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2018

Voltari Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-55419	90-0933943
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, Suite 4700
New York, NY 10153

(Address of Principal Executive Offices, including Zip Code)

(212) 388-5500
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.
Entry into a Material Definitive Agreement

On January 19, 2018, Voltari Corporation (the “Company”), through its wholly owned subsidiary, Voltari Real Estate Holding LLC, a Delaware limited liability company (the “Purchaser”), entered into a purchase and sale agreement (the “Purchase Agreement”) with The State Media Company, a South Carolina corporation (the “Seller”), to acquire all of Seller’s right, title and interest in a real estate parcel located in Columbia, South Carolina (the “Property”) for $17.0 million.

Pursuant to the terms and conditions of the Purchase Agreement, upon the closing of the sale of the Property, Purchaser will enter into a triple net lease with The McClatchy Company (the “Lease”), a publicly traded Delaware corporation and an affiliate of the Seller (“McClatchy”). The Lease will have an initial term of fifteen years, with three five-year extension options (the “Term”). During the Term, in addition to rent, McClatchy will be responsible for the payment of all real estate taxes, utilities, tenant’s insurance and other property related costs, and the maintenance of the Property and its premises. The initial average annual rental income for the Property will be approximately $1,613,000 (the “Base Rent”). On each of the fifth (5th) and tenth (10th) anniversaries of the commencement date of the Lease, the Base Rent will be increased by ten percent (10%) above the then current Base Rent.

The Purchase Agreement contains customary representations, warranties and covenants by the parties and the closing of the purchase is subject to customary conditions precedent, including a due diligence period. The Company makes no assurances that the conditions will be satisfied or that the purchase will be consummated in a timely manner, if at all.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached as Exhibit 10.1 hereto, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Purchase and Sale Agreement, dated as of January 19, 2018, by and between The State Media Company and Voltari Real Estate Holding LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLTARI CORPORATION

Date: January 23, 2018	By:	/s/ Kenneth Goldmann
Kenneth Goldmann Principal Executive Officer